================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                       TO

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): February 26, 1998

                         Booth Creek Ski Holdings, Inc.
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                      333-26091                      84-1359604
    (State or Other
       Jurisdiction                (Commission File                (IRS Employer
   of Incorporation)                   Number)                  Identification No.)

Highway 267 and Northstar Drive
Truckee, California                                        96160
(Address of Principal Executive Offices)                (Zip Code)
(Registrant's Telephone Number, Including
  Area Code)                                          (530) 562-1010

================================================================================

     The undersigned Registrant hereby amends its Current Report on Form 8-K dated February 26, 1998, which was filed with the Securities and Exchange Commission on March 9, 1998. The Registrant is filing this amendment solely for the purpose of revising and supplementing pro forma financial data, after giving effect to the acquisition by the Registrant of Loon Mountain Recreation Corporation and the related transactions, and to provide more current financial data for Loon Mountain Recreation Corporation.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements of Business Acquired.

        Loon Mountain Recreation Corporation Consolidated Balance Sheets as of January 30, 1998 and January 26, 1997 (unaudited)

        Loon Mountain Recreation Corporation Consolidated Statements of Operations and Retained Earnings for the nine months ended January 30, 1998 and January 26, 1997 (unaudited)

        Loon Mountain Recreation Corporation Consolidated Statements of Cash Flows for the nine months ended January 30, 1998 and January 26, 1997 (unaudited)

        Notes to Consolidated Financial Statements (unaudited)

    (b) Pro Forma Financial Information.

        Booth Creek Ski Holdings, Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of January 30, 1998

        Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

        Booth Creek Ski Holdings, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended January 30, 1998

        Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

        Booth Creek Ski Holdings, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended October 31, 1997

        Notes to Unaudited Pro Forma Statement Condensed Consolidated Statement of Operations

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BOOTH CREEK SKI HOLDINGS, INC.

                                          By:     /s/ JEFFREY J. JOYCE

                                            ------------------------------------
                                                      Jeffrey J. Joyce
                                             Executive Vice President, Finance
                                            (principal financial and accounting
                                                           officer)

Date  April 3, 1998
---------------------------------

       INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

                                                              PAGE
                                                              ----
Loon Mountain Recreation Corporation
  Financial Statements -- January 30, 1998 and January 26,
  1997 (unaudited)
Loon Mountain Recreation Corporation
  Consolidated Balance Sheets (unaudited)...................   F-2
Loon Mountain Recreation Corporation
  Consolidated Statements of Operations and Retained
  Earnings (unaudited)......................................   F-3
Loon Mountain Recreation Corporation
  Consolidated Statements of Cash Flows (unaudited).........   F-4
Notes to Consolidated Financial Statements (unaudited)......   F-5
Pro Forma Financial Information.............................   F-6
Booth Creek Ski Holdings, Inc.
  Unaudited Pro Forma Condensed Balance Sheet as of January
  30, 1998..................................................   F-8
Notes to Unaudited Pro Forma Condensed Consolidated Balance
  Sheet.....................................................   F-9
Booth Creek Ski Holdings, Inc.
  Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the three months ended January 30, 1998....  F-10
Notes to Unaudited Pro Forma Condensed Consolidated
  Statement of Operations...................................  F-11
Booth Creek Ski Holdings, Inc.
  Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the year ended October 31, 1997............  F-13
Notes to Unaudited Pro Forma Statement Condensed
  Consolidated Statement of Operations......................  F-14

                      LOON MOUNTAIN RECREATION CORPORATION

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                              JANUARY 30,   JANUARY 26,
                                                                 1998          1997
                                                              -----------   -----------
ASSETS
Current assets:
  Cash......................................................    $    --       $   279
  Accounts receivable.......................................        197           169
  Inventories...............................................        489           471
  Prepaid expenses..........................................          3            16
                                                                -------       -------
Total current assets........................................        689           935
Land held for resale........................................        705           705
Property and equipment, at cost:
  Land and land improvements................................      2,552         2,440
  Slopes and trails.........................................      1,599         1,562
  Buildings.................................................      8,312         7,396
  Ski lifts.................................................      8,741         8,628
  Operating equipment.......................................      7,257         6,942
  Snowmaking equipment......................................      9,665         7,554
  Construction in progress..................................      1,749         2,091
                                                                -------       -------
                                                                 39,875        36,613
  Less accumulated depreciation and amortization............     18,981        17,397
                                                                -------       -------
                                                                 20,894        19,216
Deferred tax assets.........................................         --            28
Other assets................................................         67            81
                                                                -------       -------
Total assets................................................    $22,355       $20,965
                                                                =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $   774       $   623
  Current portion of long-term debt.........................        155           915
  Current portion of obligations under capital leases.......        140           128
  Accrued expenses..........................................        832           573
  Advance deposits and deferred revenue.....................        699           456
                                                                -------       -------
Total current liabilities...................................      2,600         2,695

Long-term debt, less current portion........................     11,267        10,317
Obligations under capital leases, less current portion......        289           210
Accrued stock options.......................................         55            63
Deferred income taxes.......................................        238             -
                                                                -------       -------
Total liabilities...........................................     14,449        13,285

Commitments and contingencies
Stockholders' equity:
  Preferred stock, 7% noncumulative, par value $100
     (callable at $107 per share); authorized 2,250 shares;
     none issued or outstanding at January 30, 1998 (1,461
     shares issued at January 30, 1997 including 127 shares
     held in treasury)......................................         --           146
  Common stock, par value $.10; authorized 750,000 shares;
     issued 671,100 including 80,830 and 81,385 shares held
     in treasury............................................         67            67
  Additional paid-in capital................................         71            61
  Retained earnings.........................................      8,311         7,961
  Less cost of treasury stock...............................       (543)         (555)
                                                                -------       -------
Total stockholders' equity..................................      7,906         7,680
                                                                -------       -------
Total liabilities and stockholders' equity..................    $22,355       $20,965
                                                                =======       =======

                            See accompanying notes.

                      LOON MOUNTAIN RECREATION CORPORATION

    CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                  NINE MONTHS ENDED
                                                              -------------------------
                                                              JANUARY 30,   JANUARY 26,
                                                                 1998          1997
                                                              -----------   -----------
Revenues:
  Winter lifts..............................................    $ 4,258       $ 3,754
  Food and beverage.........................................      1,962         1,824
  Ski School................................................        405           509
  Ski rental and repair.....................................        416           355
  Mountain Club.............................................        122            84
  Summer programs...........................................        807           821
  Real estate commissions...................................        158           117
  Concessions...............................................         48            42
  Retail sales..............................................        318           353
  Property services.........................................        191           174
  Locker and basket.........................................         52            67
  Day care..................................................        138            91
  Other.....................................................        107           116
                                                                -------       -------
                                                                  8,982         8,307
Expenses:
  Employee costs............................................      3,834         3,839
  Depreciation and amortization.............................      1,125         1,093
  Utilities.................................................        964           952
  Materials, supplies and maintenance.......................        851           824
  Purchases for resale......................................        836           820
  Interest..................................................        696           789
  Insurance.................................................        537           506
  Marketing.................................................        513           420
  Administrative............................................        234           211
  Outside services..........................................        772           328
  U.S. Forest Service lease.................................         95            93
  Property taxes............................................        329           290
  Real estate commission....................................         79            59
  Other.....................................................         28            20
                                                                -------       -------
                                                                 10,893        10,244
                                                                -------       -------
Loss before income taxes....................................     (1,911)       (1,937)
Income tax benefit..........................................       (765)         (775)
                                                                -------       -------
Net loss....................................................     (1,146)       (1,162)
Retained earnings, beginning of period......................      9,535         9,162
Dividends...................................................        (78)          (39)
                                                                -------       -------
Retained earnings, end of period............................    $ 8,311       $ 7,961
                                                                =======       =======

                            See accompanying notes.

                      LOON MOUNTAIN RECREATION CORPORATION

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                       NINE MONTHS
                                                                          ENDED
                                                                --------------------------
                                                                JANUARY 30,    JANUARY 26,
                                                                   1998           1997
                                                                -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................      $(1,146)       $(1,162)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and amortization..........................        1,125          1,093
     Deferred income tax benefit............................         (765)          (775)
     Net changes in operating assets and liabilities:
       Accounts receivable..................................          112            (59)
       Inventories..........................................          (92)          (109)
       Prepaid expenses.....................................           33             78
       Accounts payable.....................................          230             79
       Accrued expenses.....................................          (46)          (349)
       Advance deposits and deferred revenue................          632            402
       Other................................................            2             --
                                                                  -------        -------
            Net cash provided by (used in) operating
               activities...................................           85           (802)
                                                                  -------        -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................       (3,023)        (1,314)
                                                                  -------        -------
            Net cash used in investing activities...........       (3,023)        (1,314)
                                                                  -------        -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from seasonal line of credit.................        1,286            814
  Net proceeds from revolving credit loan...................        1,902          1,470
  Proceeds from option exercise.............................            1              3
  Redemption of preferred stock.............................         (133)             -
  Payment of capital lease obligations......................          (80)           (98)
  Payment of dividends......................................          (78)           (39)
                                                                  -------        -------
            Net cash provided by financing activities.......        2,685          2,150
                                                                  -------        -------
Net (decrease) increase in cash.............................         (253)            34
Cash, beginning of period...................................          253            245
                                                                  -------        -------
Cash, end of period.........................................      $    --        $   279
                                                                  =======        =======

                            See accompanying notes.

                      LOON MOUNTAIN RECREATION CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                     JANUARY 30, 1998 AND JANUARY 26, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     Loon Mountain Recreation Corporation (the "Company") provides facilities for skiing and other outdoor recreational activities in Lincoln, New Hampshire. Loon Realty Corp., a wholly-owned subsidiary of the Company, owns land held for future development adjacent to land owned or leased by the Company, and also conducts real estate brokerage operations under the name of Loon Mountain Real Estate Company.

     The accompanying consolidated financial statements as of January 30, 1998 and January 26, 1997 and for the nine months ended January 30, 1998 and January 26, 1997 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management of the Company, are considered necessary for a fair presentation of the Company's financial position at January 30, 1998 and January 26, 1997, and its operating results and cash flows for the nine months ended January 30, 1998 and January 26, 1997. Due to the highly seasonal nature of the Company's business, the results for the interim periods are not necessarily indicative of results for the entire year. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to generally accepted accounting principles applicable for interim periods. The unaudited interim financial statements should be read in conjunction with the following notes and the audited financial statements of the Company as of April 30, 1997 and 1996 and for the years then ended.

2. CONTINGENCIES

     Restore: The North Woods v. Department of Agriculture. This case is pending in the United State District Court for the District of New Hampshire. It was filed in 1997 under National Environmental Policy Act ("NEPA") arising out of the decision by the Forest Service to allow the Company to install a new pipeline connecting the new infiltration gallery in the Pemigewasset River to the up-mountain pump house. The infiltration gallery, which had been properly permitted by the State authorities and the Army Corps of Engineers, was installed to improve the draw of water from the river.

     Forest Service authorization was required because the pipeline connecting that infiltration gallery to the up-mountain pump house runs across the forest land upon which the Company operates. Restore asserted that the Forest Service permit was improperly issued based upon a variety of procedural grounds. Restore sought an injunction prohibiting further work on the pipeline and a declaration that the permit was improperly issued.

     The Company intervened as defendant. The Forest Service and the Company asserted various defenses. On January 20, 1998, the District Court held that the pipeline may be analyzed and approved by the Forest Service separately from the South Mountain expansion, but that the Forest Service violated NEPA by failing to consider the potential environmental effects of the resulting asserted increase in snowmaking capacity. Whether this failure warrants injunctive relief will be addressed at a future hearing. The Company would expect the pipeline to be re-approved following further proceedings by the Forest Service. However, no assurance can be given regarding the outcome or timing of this litigation or any resulting Forest Service review.

3. SUBSEQUENT EVENT

     In August 1997, the Company established an additional revolving credit agreement for $2,570,000. Interest is fixed at 8.75% and availability reduces annually through April 30, 2002.

     On February 26, 1998, the Company and Booth Creek Ski Holdings, Inc., as assignee of Booth Creek Ski Group, Inc., executed a plan of merger pursuant to which Booth Creek Ski Holdings, Inc. acquired all of the outstanding common shares of the Company for a net purchase price of approximately $29.0 million (including the assumption of debt which was repaid in connection with the acquisition).

                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)

     The following unaudited pro forma financial information give effect to a number of transactions of Booth Creek Ski Holdings, Inc. (the "Company" or "Booth Creek") that have occurred since October 1996. In November 1996, the Company acquired the Waterville Valley and the Mt. Cranmore ski resorts in New Hampshire (collectively, the "New Hampshire Resorts") and in December 1996, the Company acquired Northstar-at-Tahoe, Sierra-at-Tahoe and the Bear Mountain ski resorts in Southern California (collectively, the "California Resorts"). In January 1997, the Company acquired the Summit at Snoqualmie ski resort complex which consists of four separate and distinct resorts (the "Summit") in the Cascade Mountains of Washington and in March 1997, the Grand Targhee ski resort ("Grand Targhee") in the Grand Tetons in Wyoming.

     The Company financed the purchase of the New Hampshire Resorts and the California Resorts with the proceeds from: (i) $90.0 million of senior subordinated notes (the "Bridge Notes"); (ii) $10.0 million of subordinated option notes (the "Hancock Option Notes," and together with the Bridge Notes, the "Bridge Financing Facilities") issued by Booth Creek Ski Group, Inc. ("Parent"); (iii) the issuance of a promissory note to American Skiing Company in the aggregate principal amount of $2.75 million (the "ASC Seller Note") and
(iv) the investment in the Company of $40.0 million of equity by Parent, which was funded through the issuance by Parent of debt and equity securities to John Hancock Mutual Life Insurance Company ("John Hancock") and affiliates of George
N. Gillett, Jr. and CIBC Oppenheimer Corp. ("CIBC"). Pursuant to a Securities Purchase Agreement dated as of March 13, 1997, the Company sold (the "1997 Offering") 12 1/2% senior notes in an aggregate principal amount of $110.0 million issued under the Indenture, dated as of March 18, 1997, as amended and supplemented (the "Indenture") to CIBC on March 18,1997, and an additional $6.0 million aggregate principal amount of such notes to CIBC on April 25, 1997 pursuant to the exercise of an option by CIBC. The notes sold pursuant to the 1997 Offering were subsequently exchanged by the Company in August 1997 for $116.0 million aggregate principal amount of the Company's 12 1/2% Series B Senior Notes due 2007 (the "Series B Notes") issued under the Indenture in a transaction registered under the Securities Act of 1933, as amended. In addition, concurrently with the consummation of the 1997 Offering, the Amended and Restated Credit Agreement dated as of March 18, 1997, as amended, among the Company, certain of its subsidiaries and BankBoston, N.A. (the "Senior Credit Facility"), which initially provided borrowing availability of up to $10.0 million, was amended to, among other things, provide a total revolving credit commitment of $20.0 million. The Company used the proceeds from the 1997 Offering, together with available cash on hand and an additional equity contribution of $6.5 million by Parent, (i) to repay the Bridge Financing Facilities, and certain debt assumed or incurred in connection with the acquisition of the Summit, (ii) to finance the purchase price for the acquisition of Grand Targhee and repay certain assumed indebtedness in connection therewith, (iii) to pay fees and expenses in connection with the 1997 Offering and the Senior Credit Facility and (iv) for general corporate purposes. The acquisitions of the New Hampshire Resorts, the California Resorts, the Summit, Grand Targhee and Loon Mountain Recreation Corporation ("Loon Mountain" or "LMRC") (as discussed below) are sometimes collectively referred to herein as the "Acquisitions." The foregoing transactions, except for the acquisition of LMRC (the "Loon Mountain Acquisition"), are hereinafter referred to collectively as the "Historical Transactions."

     On February 26, 1998, the Company acquired LMRC for an aggregate net purchase price of approximately $29.0 million (including the assumption of debt which was repaid in connection with the acquisition). The Loon Mountain Acquisition was financed through (i) proceeds from the offering at par of $17,500,000 aggregate principal amount of the Company's 12 1/2% Series C Senior Notes due 2007 (the "1998 Offering") issued under the Indenture, (ii) a capital contribution of $10.5 million to the Company by Parent (the "Equity Financing"), and (iii) available cash on hand and borrowings pursuant to an amendment to the Senior Credit Facility (the "Senior Credit Facility Amendment"). Prior to the consummation of the Loon Mountain Acquisition, the Company solicited and received sufficient consents (the "Consent Solicitation") from the holders of its Series B Notes to, among other things, (i) permit the 1998 Offering, (ii) permit the consummation of the Senior Credit Facility Amendment and (iii) modify certain definitions and make minor modifications to the Indenture. The Loon Mountain Acquisition, the Equity Financing, the Senior Credit

Facility Amendment, the Consent Solicitation, the 1998 Offering and the application of the net proceeds therefrom, are hereinafter referred to collectively as the "Loon Mountain Transactions."

     The following unaudited pro forma condensed consolidated balance sheet of the Company give effect to the Loon Mountain Transactions as if they had occurred on January 30, 1998. The following unaudited pro forma condensed consolidated statements of operations give effect to the Loon Mountain Transactions and the Historical Transactions as if they had occurred on November 1, 1996.

     The pro forma financial information presented below should be read in conjunction with the separate historical consolidated financial statements of the Company and LMRC included in the Company's reports filed under the Securities Exchange Act of 1934 and the historical consolidated financial statements of LMRC included elsewhere in this current report on Form 8-K. The pro forma condensed consolidated financial statements do not purport to be indicative of the results that actually would have been obtained had the Historical Transactions or the Loon Mountain Transactions occurred as of the assumed dates and for the periods presented and are not intended to be a projection of future results or trends. The pro forma adjustments, as described in the accompanying Notes to Unaudited Pro Forma Financial Information, are based on available information and certain assumptions that management believes are reasonable. The allocation of the purchase price of the Loon Mountain Acquisition is subject to revision when additional information is obtained, and such revisions could be material.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF JANUARY 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                               THE              LOON
                                                             COMPANY          MOUNTAIN         PRO FORMA
                                                            HISTORICAL       HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                            ----------       ----------       -----------       ---------
ASSETS
Cash.................................................        $  1,511          $    --         $ 29,000(a)      $  1,511
                                                                                                (28,250)(b)
                                                                                                   (750)(c)
Other current assets.................................           8,667              689             (750)(b)        8,306
                                                                                                   (300)(c)
                                                             --------          -------         --------         --------
       Total current assets..........................          10,178              689           (1,050)           9,817
Property and equipment, net..........................         127,125           20,894            9,315(d)       157,334
Real estate held for development and sale............          11,335              705              195(e)        12,235
Deferred charges and other assets....................          12,913               67            1,000(c)        13,920
                                                                                                    (60)(f)
Goodwill.............................................          31,287               --                            31,287
                                                             --------          -------         --------         --------
       Total Assets..................................        $192,838          $22,355         $  9,400         $224,593
                                                             ========          =======         ========         ========
LIABILITIES AND SHAREHOLDER'S EQUITY
Senior Credit Facility...............................        $  6,500          $    --         $  1,000(h)      $  7,500
Current portion of long-term debt....................           1,924              295             (295)(h)        1,924
Accounts payable and accrued liabilities.............          27,034            2,305              450(c)        29,789
                                                             --------          -------         --------         --------
       Total current liabilities.....................          35,458            2,600            1,155           39,213
Long-term debt.......................................         120,249           11,556            5,944(h)       137,749
Other................................................             251              293              (55)(f)          251
                                                                                                   (238)(g)
Preferred stock of subsidiary........................           3,288               --                             3,288
Shareholder's equity.................................          33,592            7,906           10,500(a)        44,092
                                                                                                 (7,906)(i)
                                                             --------          -------         --------         --------
       Total Liabilities and Shareholder's Equity....        $192,838          $22,355         $  9,400         $224,593
                                                             ========          =======         ========         ========

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     (a) Reflects the 1998 Offering of $17.5 million of the Series C Notes at par value, the additional equity contribution by Parent, and assumed borrowings under the Senior Credit Facility as follows (dollars in thousands):

         Series C Notes..............................................  $17,500
         Equity contribution by Parent...............................   10,500
         Assumed borrowings under Senior Credit Facility.............    1,000
                                                                       -------
                   Proceeds..........................................  $29,000
                                                                       =======

     (b) Reflects the acquisition of Loon Mountain for an aggregate net purchase price of $29.0 million (including the assumption of debt which was repaid in connection with the acquisition), less a purchase deposit of $750,000 included in other current assets at January 30, 1998.

     (c) Reflects estimated total fees and expenses of $1.5 million incurred in connection with the 1998 Offering ($1.0 million) and Loon Mountain Acquisition ($500,000), less $300,000 of such costs included in other current assets at January 30, 1998 and $450,000 to be paid in subsequent months.

     (d) Adjusts property and equipment related to the Loon Mountain Acquisition to estimated fair value pursuant to purchase accounting. This is estimated based on a preliminary purchase price allocation which is subject to final allocation upon completion of valuation procedures.

     (e) Adjusts real estate held for development and sale to estimated fair value pursuant to purchase accounting. This is estimated based on preliminary purchase price allocation which is subject to final allocation upon completion of valuation procedures.

     (f) Reflects the elimination of certain assets and liabilities in purchase accounting.

     (g) Under purchase accounting, deferred tax liabilities recognized for Loon Mountain as a result of the acquisition are offset by operating loss carryforwards of the Company.

     (h) Reflects the following (dollars in thousands):

         Series C Notes..............................................  $ 17,500
         Assumed borrowings under Senior Credit Facility.............     1,000
         Repayment of Loon Mountain debt.............................   (11,851)
                                                                       --------
                   Net...............................................  $  6,649
                                                                       ========
         Reflected in pro forma balance sheet as:
           Adjustment to Senior Credit Facility......................  $  1,000
           Adjustment to current portion of long-term debt...........      (295)
           Adjustment to long-term debt..............................     5,944
                                                                       --------
                   Net...............................................  $  6,649
                                                                       ========

     (j) Reflects elimination of historical stockholders' equity of Loon
         Mountain.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED JANUARY 30, 1998
                             (DOLLARS IN THOUSANDS)

                                              THE COMPANY   LOON MOUNTAIN    PRO FORMA
                                              HISTORICAL     HISTORICAL     ADJUSTMENTS      PRO FORMA
                                              -----------   -------------   -----------      ---------
STATEMENT OF OPERATIONS DATA:
Revenue:
  Resort Operations.........................    $39,016        $6,757          $  --          $45,773
  Real Estate and Other.....................         --            --             --               --
                                                -------        ------          -----          -------
                                                 39,016         6,757             --           45,773
OPERATING EXPENSES:
  Resort Operations.........................     26,802         4,523           (100)(a)       31,225
  Cost of Sales -- Real Estate and Other....         --            --             --               --
  Depreciation and Amortization.............      3,593           853           (257)(b)        4,189
                                                -------        ------          -----          -------
Operating Income............................      8,621         1,381            357           10,359
Interest Expense (Net)......................      4,366           229            368(c)         4,963(e)
                                                -------        ------          -----          -------
Pre-tax Income..............................      4,255         1,152            (11)           5,396
Income Taxes (Benefit)......................         --           461           (461)(d)           --
                                                -------        ------          -----          -------
Income Before Minority Interest.............      4,255           691            450            5,396
Minority Interest...........................         70            --             --               70
                                                -------        ------          -----          -------
Net Income..................................    $ 4,185        $  691          $ 450          $ 5,326
                                                =======        ======          =====          =======
OTHER DATA:
EBITDA......................................    $12,214        $2,234          $ 100          $14,548
Non-cash Cost of Real Estate and Other......    $    --        $   --          $  --          $    --

                                               (see footnotes on following page)

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED JANUARY 30, 1998

(a) The following adjustments have been made to reduce historical operating expenses:

                                                                    THREE MONTHS
                                                                       ENDED
                                                                  JANUARY 30, 1998
                                                                  ----------------
    THE LOON MOUNTAIN ACQUISITION
    Replacement of executive management.........................        $ 30
    Removal of directors' fees..................................          18
    Removal of divestiture-related expenses.....................          52
                                                                        ----
                                                                        $100
                                                                        ====

     Replacement of executive management represents elimination of non-recurring executive management compensation and benefits paid to the former owners of Loon Mountain. The responsibilities of these individuals will be absorbed by existing Company management.

     Removal of directors' fees represents elimination of directors' fees paid to directors of Loon Mountain, which will not be incurred by the Company.

     Removal of divestiture-related expenses represents elimination of non-recurring legal and accounting fees that were incurred to facilitate the sale of Loon Mountain.

(b) Historical depreciation for periods prior to the acquisition date has been adjusted to reflect post-acquisition date assumptions. Pro forma depreciation charges relate to the estimated fair value assigned using purchase accounting. Land improvements and buildings have been assigned a 20 year life, and machinery and equipment 3 to 20 year lives. These charges are estimates based on preliminary purchase price allocations which are subject to final allocations pursuant to valuation efforts.

(c) Pro forma interest expense includes interest on $116.0 million of Series B Notes at 12.5%, $17.5 million of Series C Notes at 12.5%, the Senior Credit Facility at 9%, the ASC Seller Note at 12%, certain capital leases and other debt at varying rates and amortization of approximately $8.0 million of deferred financing costs (amortized generally over a 10 year period).

(d) Due to a lack of profitable history, no income tax benefit is expected to be recorded in the fiscal 1998 annual Company financial statements to reflect the operating losses generated in fiscal 1998. Accordingly, no provision is recorded in the first quarter of 1998 as the effective income tax rate for the year is expected to be zero.

(e) Pro forma cash interest expense would be approximately $4.7 million which excludes $307,000 in amortization of deferred financing fees.

(f) EBITDA is not a measure of performance under United States generally accepted accounting principles, and should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. Pro forma EBITDA does not reflect certain additional adjustments which management believes are relevant in evaluating the future operating performance of the Company. The following additional adjustments, which eliminate the impact of certain nonrecurring charges and reflect the estimated impact of management's business and operating strategy are based on estimates and assumptions made and believed to be reasonable by the Company and

 NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS --
                                  (CONTINUED)

    are inherently uncertain and subject to change. The following calculation should not be viewed as indicative of actual or future results. The following table reflects the effects of these items:

                                                                    THREE MONTHS
                                                                       ENDED
                                                                  JANUARY 30, 1998
                                                                  ----------------
    Pro forma EBITDA............................................      $14,548
    Additional adjustments:
      Reduction in insurance premiums...........................           43
      Reduction in Loon Mountain expenses.......................          117
                                                                      -------
         Total additional adjustments...........................          160
                                                                      -------
    Adjusted pro forma EBITDA...................................      $14,708
                                                                      =======

     Reduction of insurance premiums represents elimination of insurance expenses as a result of incorporating Loon Mountain into the Company's consolidated insurance package.

     Reduction in Loon Mountain expenses represents the estimated labor, marketing and purchasing efficiencies expected to be realized subsequent to the acquisition by the Company.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED OCTOBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                CALIFORNIA
                                                  RESORTS
                                                -----------
                                                FIBREBOARD
                                                  RESORT           NEW HAMPSHIRE            THE           GRAND
                                                   GROUP              RESORTS              SUMMIT        TARGHEE
                                                HISTORICAL    -----------------------    HISTORICAL    HISTORICAL
                                                -----------   WATERVILLE      MT.       ------------   -----------
                                                  FOR THE       VALLEY      CRANMORE      FOR THE        FOR THE
                                                PERIOD FROM   HISTORICAL   HISTORICAL   PERIOD FROM    PERIOD FROM
                                                NOVEMBER 1,   ----------   ----------   NOVEMBER 1,    NOVEMBER 1,
                                      THE          1996         FOR THE PERIOD FROM         1996          1996
                                    COMPANY       THROUGH        OCTOBER 28, 1996         THROUGH        THROUGH
                                   HISTORICAL   DECEMBER 2,           THROUGH           JANUARY 15,     MARCH 18,
                                      (A)          1996          NOVEMBER 27, 1996          1997          1997
                                   ----------   -----------   -----------------------   ------------   -----------
STATEMENT OF OPERATIONS DATA:
Revenue:
 Resort Operations...............   $ 68,136      $ 1,395       $ 352        $  45         $3,465        $4,706
 Real Estate and Other...........      3,671          304          --           --             --            --
                                    --------      -------       -----        -----         ------        ------
                                      71,807        1,699         352           45          3,465         4,706

Operating Expenses:
 Resort Operations...............     58,343        4,720         715          245          2,878         4,179

 Cost of Sales -- Real Estate and
   Other.........................      2,799          161          --           --             --            --
 Depreciation, Depletion and
   Amortization..................     11,681            6         103           18            208           319
                                    --------      -------       -----        -----         ------        ------
Operating Income (Loss)..........     (1,016)      (3,188)       (466)        (218)           379           208

Interest Expense (net)...........     14,912          206          12           15             79            24
                                    --------      -------       -----        -----         ------        ------
Pre-tax Income (Loss)............    (15,928)      (3,394)       (478)        (233)           300           184
Income Taxes (Benefit)...........     (1,728)      (1,358)         --           --             --            37
                                    --------      -------       -----        -----         ------        ------
Income (Loss) Before Minority
 Interest........................    (14,200)      (2,036)       (478)        (233)           300           147
Minority Interest................        229           --          --           --             --            --
                                    --------      -------       -----        -----         ------        ------
Income (Loss) Before
 Extraordinary Loss..............    (14,429)      (2,036)       (478)        (233)           300           147
Extraordinary Loss...............      2,664           --          --           --             --            --
                                    --------      -------       -----        -----         ------        ------
Net Income (Loss)................   $(17,093)     $(2,036)      $(478)       $(233)        $  300        $  147
                                    ========      =======       =====        =====         ======        ======

OTHER DATA:
EBITDA(m)........................   $ 12,902      $(3,049)      $(363)       $(200)        $  587        $  527
Non-cash Cost of Real Estate and
 Other...........................   $  2,237      $   133       $  --        $  --         $   --        $   --



                                                                     LOON
                                                                   MOUNTAIN
                                                                  HISTORICAL
                                                                  -----------
                                                                     YEAR
                                                                     ENDED
                                      PRO FORMA          PRO      OCTOBER 31,    PRO FORMA       PRO
                                     ADJUSTMENTS        FORMA        1997       ADJUSTMENTS     FORMA
                                     -----------       --------   -----------   -----------    --------
STATEMENT OF OPERATIONS DATA:
Revenue:
 Resort Operations...............      $    --         $ 78,099     $15,751       $    --      $ 93,850
 Real Estate and Other...........           --            3,975          --            --         3,975
                                       -------         --------     -------       -------      --------
                                            --           82,074      15,751            --        97,825
Operating Expenses:
 Resort Operations...............          (75)(b)       70,983      12,602          (586)(b)    82,999
                                           (22)(c)
 Cost of Sales -- Real Estate and
   Other.........................           --            2,960          --            --         2,960
 Depreciation, Depletion and
   Amortization..................        1,078(d)        13,413       1,897           485(i)     15,795
                                       -------         --------     -------       -------      --------
Operating Income (Loss)..........         (981)          (5,282)      1,252           101        (3,929)
Interest Expense (net)...........        1,122(e)        16,370         893         1,496(j)     18,759(l)
                                       -------         --------     -------       -------      --------
Pre-tax Income (Loss)............       (2,103)         (21,652)        359        (1,395)      (22,688)
Income Taxes (Benefit)...........        1,321(f)        (1,728)        147          (147)(k)    (1,728)
                                       -------         --------     -------       -------      --------
Income (Loss) Before Minority
 Interest........................       (3,424)         (19,924)        212        (1,248)      (20,960)
Minority Interest................           52(g)           281          --            --           281
                                       -------         --------     -------       -------      --------
Income (Loss) Before
 Extraordinary Loss..............       (3,476)         (20,205)        212        (1,248)      (21,241)
Extraordinary Loss...............       (2,664)(h)           --          --            --            --
                                       -------         --------     -------       -------      --------
Net Income (Loss)................      $  (812)        $(20,205)    $   212       $(1,248)     $(21,241)
                                       =======         ========     =======       =======      ========
OTHER DATA:
EBITDA(m)........................      $    97         $ 10,501     $ 3,149       $   586      $ 14,236(m)
Non-cash Cost of Real Estate and
 Other...........................      $    --         $  2,370     $    --       $    --      $  2,370

                                             (see footnotes on following pages)

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED OCTOBER 31, 1997

(a) The Company's historical consolidated statement of operations for the year ended October 31, 1997 includes the results of operations for the following acquisitions since the effective dates of such acquisitions:

New Hampshire Resorts....................................  November 27, 1996
California Resorts.......................................  December 3, 1996
The Summit...............................................  January 15, 1997
Grand Targhee............................................  March 18, 1997

(b) The following adjustments have been made to reduce historical operating expenses:

                                                                  YEAR ENDED
                                                               OCTOBER 31, 1997
                                                            ----------------------
                                                            (DOLLARS IN THOUSANDS)
THE ACQUISITIONS (EXCLUDING THE LOON MOUNTAIN ACQUISITION)
Replacement of executive management.......................           $ 52
Lease modification........................................             23
                                                                     ----
                                                                     $ 75
                                                                     ====
THE LOON MOUNTAIN ACQUISITION
Replacement of executive management.......................           $120
Removal of directors' fees................................             70
Removal of divestiture-related expenses...................            396
                                                                     ----
                                                                     $586
                                                                     ====

    Replacement of executive management represents elimination of non-recurring executive management compensation and benefits paid to (i) former owners of Ski Lifts, Inc. and Grand Targhee Incorporated and (ii) the former owners of Loon Mountain. The responsibilities of these individuals will be absorbed by existing Company management.

    Lease modification represents elimination of lease expenses for the Teewinot Lodge, which was acquired by the Company in the Grand Targhee Acquisition.

    Removal of directors' fees represents elimination of directors' fees paid to directors of Loon Mountain, which will not be incurred by the Company.

    Removal of divestiture-related expenses represents elimination of non-recurring legal and accounting fees that were incurred to facilitate the sale of Loon Mountain.

(c) Represents corporate management fee allocations from Fibreboard Corporation ($70,000) for the period from November 1, 1996 through December 2, 1996 and American Skiing Company and S-K-I Limited for Waterville Valley ($10,000) for the period from October 28, 1996 through November 27, 1996 net of (i) the management fees that would have been paid to Booth Creek, Inc. pursuant to the Management Agreement ($29,000) and (ii) the estimated amounts for certain corporate expenses if the Company had operated on a stand-alone basis ($29,000).

(d) Historical depreciation and amortization for periods prior to the respective resort acquisition dates has been adjusted to reflect post-acquisition date assumptions. Pro forma depreciation and amortization charges relate to the estimated fair value assigned using purchase accounting. Land improvements and buildings have been assigned a 20 year life, machinery and equipment 3 to 15 year lives, and goodwill a 15 year life.

(e) Pro forma interest expense includes interest on $116.0 million of Series B Notes at 12.5%, the Senior Credit Facility at 9%, the ASC Seller Note at 12%, certain capital leases and other debt at varying rates and amortization of approximately $7.0 million of deferred financing fees (amortized generally over a 10 year period).

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                           OPERATIONS -- (CONTINUED)

(f) Adjusts income tax provision to reflect the benefit of operating losses to the extent of recorded deferred tax liabilities.

(g) Reflects cumulative preferred stock dividend of 9% on the Ski Lifts Preferred Stock.

(h) Eliminates historical extraordinary loss on early retirement of debt.

(i) Historical depreciation and amortization for periods prior to the acquisition date has been adjusted to reflect post-acquisition date assumptions. Pro forma depreciation and amortization charges relate to the estimated fair value assigned using purchase accounting. Land improvements and buildings have been assigned a 20 year life, machinery and equipment 3 to 20 year lives, and goodwill a 15 year life. These charges are estimates based on preliminary purchase price allocations which are subject to final allocations pursuant to valuation efforts.

(j) Pro forma interest expense includes interest on $116.0 million of Series B Notes at 12.5%, $17.5 million of Series C Notes at 12.5%, the Senior Credit Facility at 9%, the ASC Seller Note at 12%, certain capital leases and other debt at varying rates and amortization of approximately $8.0 million of deferred financing costs (amortized generally over a 10 year period).

(k) Eliminates the historical income tax provision of Loon Mountain, as the expected effective income tax rate for the Company in fiscal 1998 is zero.

    In the offering memorandum for the 1998 Offering and in the Form 8-K filed by the Company on March 9, 1998, the Company reflected a net deferred tax benefit of $3,776,000 relating to the deferred tax liabilities established in purchase accounting for the Loon Mountain Acquisition. After further review and analysis, the Company has changed the purchase accounting assumptions related to the Loon Mountain Acquisition to offset the Loon Mountain deferred tax liabilities established against the Booth Creek deferred tax assets at such date. Accordingly, no net deferred taxes have been recorded in purchase accounting and the values assigned to goodwill and property and equipment have been reduced accordingly. The net non-cash impact was to increase the net loss from $17,769,000 to $21,241,000 for the pro forma year ended October 31, 1997; EBITDA for the period was not affected.

(l) Pro forma cash interest expense would be approximately $17.8 million which excludes $971,000 in amortization of deferred financing fees.

(m) EBITDA is not a measure of performance under United States generally accepted accounting principles, and should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. Pro forma EBITDA does not reflect certain additional adjustments which management believes are relevant in evaluating the future operating performance of the Company. The following additional adjustments, which eliminate the impact of certain nonrecurring charges and reflect the estimated impact of management's business and operating strategy are based on estimates and assumptions made and believed to be reasonable by the Company and

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                           OPERATIONS -- (CONTINUED)

    are inherently uncertain and subject to change. The following calculation should not be viewed as indicative of actual or future results. The following table reflects the effects of these items:

                                                                   YEAR ENDED
                                                                OCTOBER 31, 1997
                                                                ----------------
                                                             (DOLLARS IN THOUSANDS)
Pro forma EBITDA...........................................         $14,236
Additional adjustments:
     Reduction in insurance premiums.......................             242
     In-house operation of certain ski related services....             435
     One-time charges at Grand Targhee.....................              54
     Reduction in Loon Mountain expenses...................             293
                                                                    -------
          Total additional adjustments.....................           1,024
                                                                    -------
Adjusted pro forma EBITDA..................................         $15,260
                                                                    =======

     Reduction of insurance premiums represents elimination of insurance expenses as a result of a new insurance package entered into by the Company, which has reduced insurance premiums as a result of the consolidation of the Company's resorts.

     In-house operation of certain ski-related services represents the increase in revenues and elimination of expenses related to services performed by outside vendors at the Summit that will be performed by the Company and which are performed by the Company at its other resorts.

     One-time charges at Grand Targhee represents elimination of the cost associated with abandoning a land exchange project.

     Reduction in Loon Mountain expenses represents the estimated labor, marketing and purchasing efficiencies expected to be realized subsequent to the acquisition by the Company.